UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 15, 2013

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33460	94-1690082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 CityWest Blvd.
Suite 800
Houston, Texas 77042

(Address of principal executive offices) (Zip Code)

(713) 850-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

This Current Report on Form 8-K of Geokinetics Inc. (the “Company”) includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, without limitation, statements about the terms of a proposed plan of reorganization and the Company’s intent to file voluntary petitions for protection under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court (the “Bankruptcy Court”) for the District of Delaware to implement such plan of reorganization.  The Company has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside the Company’s control, including whether the requisite parties will be able to agree on the definitive documents regarding a plan of reorganization and all requisite approvals will be received. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 1.01. Entry into a Material Definitive Agreement.

On January 15, 2013, Geokinetics Inc. (the “Company”), Geokinetics Holdings USA, Inc., a wholly owned subsidiary of the Company (“Holdings”), and the Company’s other direct and indirect domestic subsidiaries (together with Holdings, the “Subsidiaries”) entered into a Restructuring Support Agreement (the “Agreement”) with holders of more than 70% in aggregate principal amount of Holdings’ 9.75% Senior Secured Notes due 2014 (the “Notes”) and Avista Capital Partners, L.P. and Avista Capital Partners (Offshore), L.P., the largest holders of the Company’s outstanding Series B-1 Senior Convertible Preferred Stock, Series C-1 Senior Preferred Stock and Series D Junior Preferred Stock (collectively, the “Preferred Stock”).  Under the terms of the Agreement, the Company and the Subsidiaries agreed to implement a financial restructuring of the Company and the other parties to the Agreement agreed to support and vote for either a pre-negotiated or pre-packaged plan of reorganization, in each case in accordance with the terms, and subject to the conditions, set forth in the Agreement.  Under the proposed plan of reorganization, the Company will (i) exchange the Notes for 100% of the issued common stock of the reorganized Company, subject to dilution from a management incentive plan to be adopted by the reorganized Company and the conversion of up to $25 million of debtor in possession financing into common stock of the reorganized Company, (ii) repay $50 million in loans plus accrued interest outstanding under Holdings’ revolving credit facility from the proceeds of an exit financing facility to be entered into in connection with the consummation of the plan of reorganization, (iii) pay general unsecured claims in full either at the conclusion of the chapter 11 case or in the ordinary course of business and (iv) make a cash payment to the holders of certain of the Preferred Stock and cancel all of the Preferred Stock.  The existing holders of the common stock of the Company will not receive any distributions and their equity interests will be canceled.

The Company intends to file voluntary petitions for relief under chapter 11 of the U.S. Code in the Bankruptcy Court to implement the proposed plan of reorganization.  The Company intends to use the chapter 11 process to facilitate a financial restructuring designed to restore the Company to long-term financial health while continuing to operate in the normal course of business without interruption.  The restructuring is not expected to have an impact on the Company’s operations.

The parties’ commitment under the Agreement and the completion of the transactions contemplated by the Agreement are subject to a number of closing conditions, termination rights and approvals, including the majority of the holders of the Notes reaching an agreement with respect to various corporate governance arrangements, the approval of the Bankruptcy Court, and the finalization of definitive documentation.

The description of the Agreement is qualified in its entirety by reference to the full text of the form of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibit No.	Description
10.1

Form of Restructuring Support Agreement, dated as of January 15, 2013, by and among the Company, Holdings, Geokinetics Services Corp., Geokinetics Processing, Inc., Geokinetics Acquisition Company, Geokinetics USA, Inc., Geokinetics International Holdings, Inc., Geokinetics Management, Inc., Geokinetics International, Inc., and Advanced Seismic Technology, Inc.; American Securities Opportunities Advisors, LLC, Gates Capital Management, Inc., and the other beneficial owners or advisor, nominee or investment manager for beneficial owner(s) of the Notes party to the Agreement; and Avista Capital Partners, L.P. and Avista Capital Partners (Offshore), L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOKINETICS INC.

Date: January 16, 2013	By:	/s/ William L. Moll. Jr.
William L. Moll, Jr.
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1

Form of Restructuring Support Agreement, dated as of January 15, 2013, by and among the Company, Holdings, Geokinetics Services Corp., Geokinetics Processing, Inc., Geokinetics Acquisition Company, Geokinetics USA, Inc., Geokinetics International Holdings, Inc., Geokinetics Management, Inc., Geokinetics International, Inc., and Advanced Seismic Technology, Inc.; American Securities Opportunities Advisors, LLC, Gates Capital Management, Inc., and the other beneficial owners or advisor, nominee or investment manager for beneficial owner(s) of the Notes party to the Agreement; and Avista Capital Partners, L.P. and Avista Capital Partners (Offshore), L.P.